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            Consent of Independent Registered Public Accounting Firm

     We have issued our report dated July 21, 2006 accompanying the financial statements of Van Kampen Focus Portfolios Insured Income Trust, Series 81 as of May 31, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              Grant Thornton LLP




New York, New York
September 25, 2006